Exhibit 99.2

PARAGON OFFSHORE PLC

Summary of Indicative Terms of Restructuring

This Summary of Indicative Terms of Restructuring (this “Term Sheet”), dated as of January 18, 2017,(1) reflects possible terms upon which Paragon Offshore plc’s (“Paragon”, and together with its now or hereafter affiliated debtors, the “Debtors”) capital structure may be restructured in connection with the cases filed in the Bankruptcy Court for the District of Delaware captioned under lead case In re Paragon Offshore plc, Case No. 16-10386 (the “Cases”). This Term Sheet has been prepared for discussion purposes only, is non-binding and is not a commitment to amend or modify any terms or provisions of the Secured Term Loan Agreement or the Revolving Credit Agreement (each as defined below).

This Term Sheet contemplates that the transactions described herein will be effectuated pursuant to a chapter 11 plan acceptable to the Debtors, the requisite Term Lenders and the requisite Revolving Lenders (the “Chapter 11 Plan”). THIS TERM SHEET IS NOT AN OFFER OR A SOLICITATION WITH RESPECT TO ANY SECURITIES OF PARAGON, ITS AFFILIATES OR ITS SUBSIDIARIES. ANY SUCH OFFER OR SOLICITATION SHALL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

The statements contained in this Term Sheet and all discussions between and among the parties in connection therewith constitute (i) privileged settlement communications entitled to protection under FRE 408 and (ii) an integrated compromise and settlement under Rule 9019 of the Federal Rules of Bankruptcy Procedure of any and all potential issues among the Debtors, the Term Lenders, and the Revolving Lenders, including, without limitation any issues with respect to: (i) amount, value and treatment under the Chapter 11 Plan of claims, including the Secured Term Loan Claims and the Revolving Credit Agreement Claims (each as defined below); (ii) validity, extent and priority of the liens securing the Secured Term Loan Claims and Revolving Credit Agreement Claims, including with respect to cash held by Paragon; (iii) value of encumbered assets and unencumbered assets; (iv) the adequate protection or diminution in value claim held by the Term Lenders and Revolving Lenders (collectively, the “Secured Lenders”); and (v) the rights and security interests of the Secured Lenders in the Debtors’ intercompany claims (collectively, the “Settled Claims”). Accordingly, all terms herein shall not be treated as an admission regarding the truth, accuracy or completeness of any fact or the applicability or strength of any legal theory relating to the Settled Claims. All assumptions, principles and numbers are subject to change as the parties’ positions develop further and based upon receipt of due diligence.

Overview of Restructuring

Key Assumptions

The following are preliminary key assumptions and principles that would underlie a Chapter 11 plan supported by the Debtors, the requisite Term Lenders and the requisite Revolving Lenders.

•                  All Cash Collateral (as defined below) and cash subject to adequate protection liens to be distributed pro rata, based upon the outstanding principal amount of loans and letter of credit exposure, to the Secured Lenders on account of their secured claims

(1)                       Capitalized terms shall have the meanings set forth below in this Term Sheet. Capitalized terms used but not otherwise defined in the Term Sheet shall have the meanings for such terms set forth or incorporated in the Secured Term Loan Agreement or Revolving Credit Agreement, as applicable.

and Adequate Protection Obligations (as defined in the final cash collateral order [ECF No. 140] entered into the docket in the Cases (the “Cash Collateral Order”)) (the “Secured and Adequate Protection Claims”).

•                  Cash Collateral shall have the meaning set forth in the Cash Collateral Order and shall include all such Cash Collateral as of the effective date (the “Effective Date”) of the Chapter 11 Plan (for the avoidance of doubt and without duplication, all cash designated by the Debtors as encumbered in the Budget provided from time to time pursuant to the Cash Collateral Order shall be Cash Collateral).

•                  Unencumbered cash (“Unencumbered Cash”) shall include all unencumbered and unrestricted cash as of the Effective Date of all Debtor and non-Debtor entities, including Paragon, Paragon International Investment Limited (or its parent) and Prospector Rig 1 Contracting Company S.à.r.l, Prospector Rig 1 Owning Company S.à.r.l, Prospector Rig 5 Contracting Company S.à.r.l., or Prospector Rig 5 Owning Company S.à.r.l. (collectively, the “Prospector Entities”).

•                  “Remaining Unencumbered Cash” shall mean all Unencumbered Cash after (i) payment in full of the Settled Adequate Protection Claim (as defined below), (ii) reserving for the Minimum Cash Balance (as defined below) or the Adjusted Minimum Cash Balance (as defined below), as applicable, (iii) reserving cash sufficient to satisfy estimated allowed administrative claims (including, but not limited to, costs and expenses on account of the U.K. Administration), priority claims and other secured claims and (iv) distributing cash or other consideration in an amount to be agreed upon by the requisite Term Lenders, the requisite Revolving Lenders and the Debtors to the holders of Other General Unsecured Claims (as defined below).(2)

(2)                       Reserve amounts to be further discussed.  Any claims for which sufficient cash to satisfy such claim in full has been accounted for in the Debtors’ business plan and projections shall not be included in the calculation of the reserve amounts.  For the avoidance of doubt, distributions on account of the Term Lender Unsecured Claims, Revolving Lender Unsecured Claims, and the Senior Notes Claims (each, as defined below) shall be made of Remaining Unencumbered Cash after giving effect to the payments and reserves set forth in the definition thereof.

•                  The Debtors and the Secured Lenders agree that, as a part of the compromise of the Settled Claims, the allowed amount of the Adequate Protection Obligations is not less than $352 million in the aggregate (such amount, the “Settled Adequate Protection Claim”).

•                  On account of the Secured Lenders’ collateral (other than Cash Collateral) and the Settled Claims, the Secured Lenders shall be allocated new senior secured first lien debt in the original aggregate principal amount of $85 million (the “Take Back Debt”).

•                  Amount of cash to remain on the reorganized Debtors’ balance sheet as of the Effective Date shall be $190 million or such lesser amount agreed to by the Debtors (the “Minimum Cash Balance”), provided, however, that if the cash on the Debtors’ balance sheet as of the Effective Date is in excess of the Minimum Cash Balance, then the Debtors shall apply the working capital and timing of emergence adjustments to be agreed among the requisite Term Lenders, the requisite Revolving Lenders and the Debtors to such excess cash to determine the adjusted amount of minimum cash required to remain on the reorganized Debtors’ balance sheet as of the Effective Date (the “Adjusted Minimum Cash Balance”).

•                  The Debtors shall not be substantively consolidated for purposes of the Chapter 11 Plan.

Classification and Treatment of Claims and Interests

Administrative Expense Claims

Each holder of an allowed administrative expense claim (each, an “Administrative Expense Claim”), in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Administrative Expense Claim, shall receive payment in full, in cash, of its Allowed Administrative Expense Claim on the later of (a) the Effective Date and (b) the date on which such claim becomes allowed, or, in each case, as soon as reasonably practicable thereafter, except to the extent a holder of such claim and the Debtors or Reorganized Paragon(3) agree to less favorable treatment; provided, that any allowed Administrative Expense Claim representing a liability incurred in the ordinary course of business by the Debtors shall be paid by

(3)                       “Reorganized Paragon” shall mean, collectively, all of the reorganized Debtors.

the Debtors or Reorganized Paragon, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents establishing, such liabilities.

The treatment of the Administrative Expense Claims of the Secured Lenders on account of the Adequate Protection Obligations is set forth in the treatment section of the Secured and Adequate Protection Claims of the Revolving Lenders and the Term Lenders.

Unclassified; Unimpaired — Deemed to Accept

Priority Tax Claims

Each holder of an allowed claim described in section 507(a)(8) of the Bankruptcy Code (each, a “Priority Tax Claim”), in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Priority Tax Claim, shall be treated in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, except to the extent a holder of such claim and the Debtors or Reorganized Paragon agree to less favorable treatment.

Unclassified; Unimpaired — Deemed to Accept

Priority Non-Tax Claims

Each holder of an allowed claim described in section 507(a) of the Bankruptcy Code other than a Priority Tax Claim (each, a “Priority Non-Tax Claim”), in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Priority Non-Tax Claim, shall receive payment in full, in cash, of its Allowed Priority Non-Tax Claim on the later of (a) the Effective Date and (b) the date on which such claim becomes allowed, or, in each case, as soon as reasonably practicable thereafter, except to the extent a holder of such claim and the Debtors or Reorganized Paragon agree to less favorable treatment; provided, that any allowed Priority Non-Tax Claim that arises in the ordinary course of the Debtors’ business and which is not due and payable on or before the Effective Date shall be paid in the ordinary course of business, consistent with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents establishing, such liabilities.

Classified; Unimpaired— Deemed to Accept

Other Secured Claims

Each holder of an allowed secured claim that is not a Secured Term Loan Claim or Revolving Credit Agreement Claim (each, an “Other Secured Claim”), in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each allowed Other Secured Claim, shall, except to the extent a holder of such claim and the Debtors or Reorganized Paragon agree to less favorable treatment, be satisfied by either (a) payment in full in cash on the Effective Date, (b) reinstatement pursuant to section 1124 of the Bankruptcy Code or (c) such other recovery necessary to satisfy section 1129 of the Bankruptcy Code.

Classified; Unimpaired— Deemed to Accept

Secured and Adequate Protection Term Loan Claims

Obligations outstanding under the Paragon Senior Secured Term Loan Agreement, dated as of July 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Secured Term Loan Agreement”, and the lenders thereunder, the “Term Lenders”) in the approximate aggregate principal amount of $642 million (the “Secured Term Loan Claims”) and, except as set forth in clause (b) below, Adequate Protection Obligations payable to the Term Lenders, including 507(b) Claims and obligations secured by Adequate Protection Liens (each as defined in the Cash Collateral Order), shall be collectively restructured or satisfied on the Effective Date as follows:

Each Term Lender shall receive:

(a)                       (i) Its Ratable Share(4) of all Cash Collateral(5);

(ii) Unencumbered Cash in an amount equal to its Ratable Share of the Settled Adequate Protection Claim; and

(iii) Its Ratable Share of the Take Back Debt, the terms of which shall be set forth in a credit agreement in form and substance reasonably satisfactory to each of the Debtors, the requisite Term Lenders and the requisite Revolving Lenders (the “Take Back Debt Agreement”) that is substantially consistent with the

(4)                       “Ratable Share” shall mean, as of the date of determination, with respect to any Term Lender or Revolving Lender, the sum of the principal amount of loans held by such lender and, subject to further discussion among the Term Lenders and Revolving Lenders, the principal amount held by such lender on account of a participation interest in any Existing Letter of Credit (as defined below) divided by the sum of (x) the aggregate principal amount of the term loans outstanding under the Secured Term Loan Agreement plus (y) the aggregate principal amount of loans outstanding under the Revolving Credit Agreement and, subject to further discussion among the Term Lenders and the Revolving Lenders, the outstanding undrawn face amount of the Existing Letters of Credit.

(5)                       Subject to working capital and timing of emergence adjustments to be agreed among the requisite Term Lenders, the requisite Revolving Lenders and the Debtors.

terms set forth on Annex A hereto.

(b)                       In addition to the foregoing, the Secured Term Loan Claims in respect of unpaid fees and expenses of the Administrative Agent, Collateral Agent and certain other specified Term Lenders will be paid in cash on the Effective Date, consistent with the Cash Collateral Order.

Classified; Impaired — Entitled to Vote

Secured and Adequate Protection Revolving Credit Agreement Claims

Obligations outstanding under the Paragon and Paragon Offshore Finance Company (“Paragon Finance”) Senior Secured Revolving Credit Agreement, dated as of June 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”, and the lenders thereunder, the “Revolving Lenders”), in the approximate aggregate principal amount of $777 million (the “Revolving Credit Agreement Claims,” which term includes issued and undrawn Existing Letters of Credit and (ii) except as set forth in clause (b) below, Adequate Protection Obligations payable to the Revolving Lenders, including 507(b) Claims and obligations secured by Adequate Protection Liens shall be collectively restructured or satisfied on the Effective Date as follows:

Each Revolving Lender shall receive:(6)

(a)                       (i) Its Ratable Share of the Cash Collateral(7);

(ii) Unencumbered Cash in an amount equal to its Ratable Share of the Settled Adequate Protection Claim; and

(iii) Its Ratable Share of the Take Back Debt.

The letters of credit outstanding under the Revolving Credit Agreement (including any renewals, extensions or replacements thereof, the “Existing Letters of Credit”) shall continue to remain outstanding, pursuant to and subject to the terms of a letter of credit agreement in form and substance reasonably satisfactory to each of the Debtors, the requisite Term Lenders and the requisite Revolving Lenders; provided that the Borrower (as defined below) shall not have any ongoing draw reimbursement obligations, other than such reimbursement obligations as are set forth in the

(6)                       Allocation of distributions of the Cash Collateral, the Unencumbered Cash, the Take Back Debt, and new equity interests on account of Existing Letters of Credit to be set forth in the definitive documentation relating to the Chapter 11 Plan, which allocation must be reasonably acceptable to the requisite Term Lenders and the requisite Revolving Lenders.

(7)                       Subject to working capital and timing of emergence adjustments to be agreed among the requisite Term Lenders, the requisite Revolving Lenders and the Debtors.

Chapter 11 Plan and such letter of credit fees as are agreed by the requisite Revolving Lenders, the requisite Term Lenders and the Debtors, provided that the amount of such letter of credit fees shall not exceed the amount of letter of credit fees currently payable under the Revolving Credit Agreement.

(b)                       In addition to the foregoing, the Revolving Credit Agreement Claims, in respect of unpaid fees and expenses of the Administrative Agent, Collateral Agent and the Revolving Lenders, will be paid in cash on the Effective Date, consistent with the Cash Collateral Order.

Classified; Impaired — Entitled to Vote

Term Lender Unsecured Claims, Revolving Lender Unsecured Claims and Senior Notes Claims

In further compromise of the Settled Claims, and for purposes of treatment in this class, the Term Lenders shall have an allowed general unsecured claim in the approximate aggregate principal amount of $642 million (the “Term Lender Unsecured Claim”), and the Revolving Lenders shall have an allowed general unsecured claim in the approximate aggregate principal amount of $777 million (the “Revolving Lender Unsecured Claim”).

The Term Lender Unsecured Claim, the Revolving Lender Unsecured Claim, and the unsecured claim of each holder of 6.75% Senior Notes due 2022 in the approximate amount of $457 million or 7.25% Senior Notes due 2024 in the approximate amount of $537 million, in each case, issued under the Senior Notes Indenture, dated as of July 18, 2014 (as amended, supplemented or otherwise modified from time to time) (the holders thereof, the “Senior Noteholders”), which altogether equal the aggregate approximate amount of $1.021 billion (the “Senior Notes Claims”), shall be satisfied on the Effective Date as follows:

Each Term Lender, Revolving Lender, and Senior Noteholder shall receive:

(a)                            Its pro rata share of the Remaining Unencumbered Cash; and

(b)                            Its pro rata share of the new equity interests to be issued by a new holding company to which shall be transferred all or substantially all assets of Paragon upon completion of the restructuring (“Reorganized Paragon Parent”), subject to dilution for new equity interests issued pursuant to the MIP.

Classified; Impaired — Entitled to Vote

Other General Unsecured Claims

Each holder of a general unsecured claim that is not a Senior Notes Claim, Term Lender Unsecured Claim, or Revolving Lender Unsecured Claim (including tax claims, trade claims and contract rejection damages claims but excluding any claims set forth in the definitive documentation with respect to any settlement with Noble (as defined below), an “Other General Unsecured Claim”), in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Other General Unsecured Claim, shall receive its pro rata share of cash or other consideration in an amount to be agreed upon by the requisite Term Lenders, the requisite Revolving Lenders and the Debtors on the later of (a) the Effective Date and (b) the date on which such claim becomes Allowed, or, in each case, as soon as reasonably practicable thereafter, except to the extent a holder of such claim and the Debtors or Reorganized Paragon agree to less favorable treatment.

Classified; Impaired — Entitled to Vote

Intercompany Claims

On or after the Effective Date, all claims held by one Debtor against another Debtor (each, an “Intercompany Claim”) shall be paid, adjusted, continued, settled, reinstated, discharged, or eliminated, in each case to the extent determined to be appropriate by Reorganized Paragon, in its sole discretion. All Intercompany Claims between any Debtor and a nondebtor affiliate shall be Unimpaired under this Plan.

Classified; Unimpaired — Deemed to Accept

Parent Interests

The ordinary shares in Paragon outstanding prior to the Effective Date (the “Parent Interests”) shall not be cancelled on the Effective Date; however such Parent Interests shall be deemed of no value as all or substantially all of the assets of Paragon shall be transferred to Reorganized Paragon Parent on completion of restructuring pursuant to a prepackaged administration to be initiated by Paragon in the United Kingdom (the “U.K. Administration”).

Classified; Impaired — Deemed to Reject

Intercompany Interests

Interests in a Debtor held by another Debtor (each, an “Intercompany Interest”) on the Effective Date, at the Debtors’ option with the consent of the Administrative Agents, shall either be (a) cancelled (or otherwise eliminated) and receive no distribution under the Plan or (b) unaffected by the Plan.

Classified; Impaired — Deemed to Reject / Unimpaired — Deemed to Accept

Other Provisions

Releases, Exculpation, Injunction, and Discharge

The Chapter 11 Plan shall include standard debtor and third party releases and standard exculpation, injunction, and discharge provisions, all consistent with the practice in the District of Delaware and to the extent permitted by law, including (a) customary release and exculpation provisions in favor of the Debtors and their present and former directors and officers, and (b) customary consensual releases of and continuation of indemnification for the Term Lenders, the Revolving Lenders, the Administrative Agents, the Collateral Agent and their respective attorneys and advisors.

Executory Contracts	All executory contracts to which the Debtors are a party shall be assumed under the Chapter 11 Plan on the Effective Date unless specifically rejected.

Noble Settlement

The Debtors shall assume on the Effective Date the settlement agreement between the Debtors and the Noble Corporation plc (“Noble”) with respect to certain bonding obligations and potential claims relating to the Noble spin-off.

Post-Restructuring Management	Subject to the discretion of the board of directors of Reorganized Paragon Parent, new employment agreements to be entered into with key executives on a case by case basis.

Management Incentive Plan

Reorganized Paragon shall implement a long-term management incentive plan (the “MIP”) for certain employees in an aggregate amount of up to 10% of the new equity interests of Reorganized Paragon Parent, on a fully diluted basis, which may take the form of cash, options, or other equity based compensation, or a combination thereof. Among other things, the terms of the MIP including eligibility to participate in the MIP, the amount and timing of any award and the vesting conditions of any award shall be determined by the board of directors of Reorganized Paragon Parent.

Board Composition of Reorganized Paragon Parent	7 members, including: the Chief Executive Officer, 5 members designated by the Secured Lenders, and 1 member designated by the Senior Noteholders.

Indemnification of Officers and Directors

Any obligations of the Debtors pursuant to its corporate charters, bylaws, limited liability company agreements, other organizational documents, deeds of indemnity or similar contractual agreements to indemnify directors, officers, agents and/or employees who serve in such capacity as of or after the date of this term sheet, and any other directors or officers as may be agreed upon by and among the requisite Term Lenders, the requisite Revolving Lenders, and the Debtors, with respect to all present and future actions, suits, and proceedings against the Debtors or such directors, officers, agents, and/or employees, based upon any act or omission for or on behalf of the Debtors shall not be discharged or impaired by confirmation of the Chapter 11 Plan. All such obligations shall be deemed and treated as executory contracts to be assumed by the Debtors under the Chapter 11 Plan and will continue as obligations of Reorganized Paragon. In addition, after the Effective Date, Reorganized Paragon shall not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect as of the commencement of the Cases, and all members, managers, directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date.

Miscellaneous

The Take Back Debt shall not be stapled with the new equity interests to be issued by Reorganized Paragon Parent, and each shall trade separately subject to the terms of the Take Back Debt Agreement and shareholders agreement, as applicable.

Tax Considerations	The Debtors shall seek to implement the restructuring in a tax efficient manner.

Documentation

All documentation, including the Chapter 11 Plan and related documentation, shall be reasonably satisfactory to the Debtors and reasonably satisfactory to the requisite Term Lenders, the requisite Revolving Lenders and the New Agent (as defined below).

Conditions to Effectiveness

Customary for transactions of this type; distribution of cash to Secured Lenders on the Effective Date shall be in an aggregate amount not less than $405 million (unless agreed to by the requisite Term Lenders and the requisite Revolving Lenders); the U.K. Administration shall proceed and be implemented in a manner reasonably satisfactory to the requisite Term Lenders and the requisite Revolving Lenders; the Effective Date shall occur not later than June 15, 2017.

Annex A

Summary Terms of Take Back Debt Agreement

The summary below describes the anticipated principal terms of the Take Back Debt Agreement. It does not purport to be a complete description of the terms and conditions thereof, certain terms and conditions of which have not yet been determined.

Obligor and Guarantors

The borrower shall be Reorganized Paragon Parent (the “Borrower”).

All obligations under the Take Back Debt Agreement, shall be guaranteed (other than by the Borrower) and secured by (a) the Borrower, reorganized Paragon Finance and each other existing reorganized Guarantor and Pledgor currently obligated under the Existing Term Loan Agreement and Existing Revolving Credit Agreement, and (b) each other direct and indirect, existing and future, material(1), reorganized wholly-owned subsidiary (collectively, the “Loan Parties”), except to the extent such guarantee or granting of security (v) would be provided by a joint venture, (w) is provided by Prospector Offshore Drilling S.a.r.l. (Luxembourg) or any of its subsidiaries (including the Prospector Entities) and Prospector Offshore Drilling Rig Construction S.a.r.l. (Luxembourg) or any of its subsidiaries (collectively the “Prospector Excluded Subsidiaries”), (x) could reasonably be expected to result in material and adverse tax consequences to the Borrower or its subsidiaries, (y) is contractually prohibited by contracts in existence on the Effective Date or at the time such entity becomes a subsidiary, or (z) is prohibited by applicable law, rule or regulation (including any requirement to obtain governmental authority or third party consent).

For the avoidance of doubt, the Prospector Excluded Subsidiaries shall not be required to be guarantors or grantors under the Take Back Debt Agreement only for so long as Reorganized Paragon is contractually prohibited from granting liens on the Prospector Excluded Subsidiaries by any third party, including by any financing or refinancing of any indebtedness of any Prospector Excluded Subsidiary. Notwithstanding anything provided for in this Term Sheet, if there is no such financing or refinancing of the Prospector Excluded Subsidiaries within forty five (45) days from the date of repayment of any existing financing, the Prospector Excluded Subsidiaries will become guarantors of the Take Back Debt for the benefit of the Secured Lenders and provide liens on their assets as additional collateral for the

(1)         Materiality of subsidiaries subject to diligence.

Take Back Debt for the benefit of the Secured Lenders.

Such security interest shall be first priority liens on substantially all assets of the grantors now or hereafter acquired and all proceeds thereof subject to certain exclusions to be mutually agreed (including a limitation that in the case of foreign subsidiaries, to 66-2/3% of the capital stock thereof to the extent a pledge of a greater percentage could reasonably be expected to result in material and adverse tax consequences). Without limiting the generality of the foregoing and subject to mutually agreed exceptions and materiality thresholds reasonably satisfactory to the Borrower, the requisite Revolving Lenders and the requisite Term Lenders, the New Agent (as defined below), for the benefit of itself and the Secured Lenders under the Take Back Debt Agreement, shall obtain control agreements, in form and substance reasonably satisfactory to the Secured Parties, on each grantor’s material deposit and securities accounts.

Notwithstanding the foregoing, the New Agent shall not take liens on property as to which the requisite Term Lenders and the requisite Revolver Lenders determine in their reasonable discretion that the costs of obtaining a lien on such property, or the perfection thereof, is excessive in relation to the value to the Secured Lenders of the lien afforded thereby.

In addition, the liens securing the obligations under the Take Back Debt Agreement shall (i) be subordinated to a new letter of credit facility (or new letters of credit) (collectively, “New L/C”) in an aggregate face amount not to exceed $35 million pursuant to an intercreditor agreement reasonably satisfactory to the Debtors, the requisite Term Lenders, the requisite Revolving Lenders and the provider of the New L/C; provided that, such intercreditor agreement shall, among other things, make the liens and security interests granted to the New Agent for the benefit of the Secured Lenders a “silent second” and/or (ii) to the extent such liens relate to cash collateral permitted to be pledged under the Take Back Agreement in connection with any New L/C (which cash collateral shall not exceed 105% of the face amount of such New L/C), be automatically released; provided that upon the release of any such cash collateral securing a New L/C, such cash will be deposited into an account subject to a control agreement with the New Agent and applicable depository institution.

Administrative Agent	[JPMorgan Chase Bank, N.A. (“JPMorgan”)], subject to fee arrangements reasonably satisfactory to [JPMorgan] and Paragon (the “New Agent”).

Original Principal Amount	$85 million.

Interest Rate

LIBOR plus 6% per annum, payable on a quarterly basis in kind or in cash, at Reorganized Paragon’s option; provided that (w) LIBOR shall not be less than zero at any time, (x) not less than 1% shall be payable in cash on each interest payment date and (y) there shall not be a LIBOR floor.

Maturity Date	5-year anniversary of the Effective Date.

Repayments	Payable in full on the maturity date.

Prepayments	Payable in full or in part at any time before the maturity date without penalty or premium.

Representation and Warranties	Customary representations and warranties for debt of this type, to be mutually agreed.

Covenants

The Loan Parties shall not be subject to any material covenants, other than the following:

1.              Affirmative covenants regarding corporate existence, maintenance of properties, taxes, ERISA, insurance, financial statement reporting with deadlines consistent with the SEC reporting deadlines applicable to the Borrower, as in effect from time to time (or, in the event the Borrower is not a SEC reporting entity, the deadlines shall be consistent with the SEC reporting deadlines for a non-accelerated filer), inspection rights, use of proceeds, compliance with laws, regulations, environmental laws and further assurances and additional collateral and other customary affirmative covenants reasonably satisfactory to the Borrower, the requisite Term Lenders and the requisite Revolving Lenders;

2.              Restrictions on dividends and equity repurchases; and

3.              Incurrence of secured indebtedness for borrowed money in the form of credit facilities or indentures with a carve out for the New L/C

; provided that, for the avoidance of doubt, (i) the Loan Parties shall not be subject to the following covenants: restrictions on fundamental changes, restrictions on investments

(including the making of loans), restrictions on the incurrence of indebtedness (other than as stated above) or other restrictions on liens (other than as stated above) or contingent obligations, restrictions on transactions with affiliates, restrictions on asset sales or releases of liens in connection with asset sales (subject to agreement regarding the use of proceeds of asset sales which shall include an agreed amount of proceeds the Borrower may retain and customary reinvestment rights), restrictive and negative pledge agreements, limitations on debt payments or other junior payments and the amendment of any agreement, limitations on changes to the Borrower’s fiscal year or other accounting changes, financial (incurrence or maintenance-based) covenants, restrictions on unrestricted subsidiaries, limitations on equity issuances, or limitations on sale and leaseback arrangements and (ii) the affirmative covenants shall not also be included in the Take Back Debt as negative covenants.

Defaults	Customary events of default for debt of this type, including change of control, to be mutually agreed.